                             ASSET MANAGEMENT AGREEMENT

THIS AGREEMENT made as of this 1st day of February, 1995, between PAULA Insurance Company (hereinafter referred to as the "Client") and CONNING & COMPANY, a Connecticut corporation (hereinafter referred to as "Conning").

WHEREAS, the Client wishes to engage Conning to provide the services hereinafter specified; and

WHEREAS, Conning is an investment research, securities brokerage and insurance advisory firm with special expertise in the areas of asset and investment management, financial services and developing and implementing business plans relating to the insurance industry.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. APPOINTMENT. The Client appoints Conning as investment manager to invest and reinvest the assets of the Investment Account (as defined in Paragraph 4) as fully as the Client could do individually. Conning hereby accepts this appointment, and in connection therewith, in its full discretion and without obligation on its part to give prior notice to the Client, or the custodians of the Client's assets in the Investment Account (the "Custodian") Conning shall invest or reinvest the assets of the Investment Account in such securities or other property or part interest therein as it, in its discretion, shall select in accordance with the "Investment Guidelines." The Investment Guidelines shall be separately communicated to Conning in writing. The management of the Client shall be responsible to advise Conning promptly in writing of any changes in the Investment Guidelines. This authorization shall be a continuing one and shall remain in effect until Conning has received written notice of revocation thereof or until Conning shall have notified the Client in writing of its resignation.

     2. DUTIES. Conning shall manage the Investment Account beginning March 1, 1995 subject to the Investment Guidelines, and shall perform and provide such other investment advisory services to the Client as shall be reasonably requested by the Client and as agreed to by Conning, which agreement will not be unreasonably withheld. Conning shall supply the Client with a written statement of the Investment Account at the end of each month, or at such other reasonable times as shall be mutually agreed upon by Conning and the Client, describing all transactions during the period covered by the statement, and after each calendar quarter showing the profits and losses therefrom. In addition, Conning shall confirm or cause to be confirmed in writing to the Client each security transaction executed for the Investment Account.

     3. TERM. This Agreement will commence on the effective date specified on the Execution Page of this Agreement and shall continue in force until terminated by Conning or the Client upon 90 days prior written notice.

     4. INVESTMENT ACCOUNT. The Investment Account will consist of the cash and investments of the Client from time to time held by the Custodian(s) in a segregated account for management by Conning in accordance with this Agreement and the Investment Guidelines (said account being referred to for purposes of this Agreement as the "Investment Account"). The Client may withdraw any or all of the cash and investments in the Investment Account at any time, but will notify, in advance, Conning of any additions to, or any withdrawals from, the Investment Account.

    5. CUSTODY OF ASSETS. Conning shall not act as Custodian of the assets in the Investtment Account. The Client shall be responsible for all fees and other costs associated with maintenance of a custodial account.

    6. COMPENSATION. For services rendered hereunder, the fee will be calculated based on the mean asset value of the total investable asset under management by Conning with a minimum annual fee of $35,000. For the purpose of calculating the value of the assets upon which such fee is to be based, the market value of the assets shall be determined as Of the last day of each calendar quarter during the term of this Agreement. Such fee will be set at an annual rate as stated below, but paid quarterly, and will be calculated based on the average of the last day of the two proceeding quarters. Conning shall be responsible for determining the market value of the assets at the times required for purposes of this Agreement and shall make such determinations in accordance with its normal practices and procedures and deliver reports of such determinations to the parties hereto. The valuations so determined by Conning shall be final and binding upon the parties hereto in the absence of bad faith or clear error. The fee determined as set forth in this Section 6 plus any out-of-pocket expenses directly related to the provision of investment services specifically requested by the Client (such investment services as listed in Appendix A attached) will be billed quarterly in arrears:

                 18 basis points on the first $100 million
                 15 basis points thereafter

    7. INDEPENDENT CONTRACTOR. Conning is retained and employed as an advisor by the Client under this Agreement only for the purposes and to the extent set forth herein, and the relation of Conning to the Client is and shall remain, during the term or terms hereof, that of an independent contractor.

    8. CONFIDENTIALITY. In furtherance of this Agreement, the Client and Conning shall be providing the other with financial and other relevant information reasonably necessary for the services contemplated herein. All such information of a non-public or confidential nature furnished by one party to this Agreement to the other and labeled as confidential shall be treated as confidential by the recipient thereof.

    9. ABSENCE OF OTHER CONSIDERATION. Except as provided herein neither Conning nor any of its officers, affiliates, or employees shall act as principal or receive any compensation

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


from the Client in connection with the purchase or sale of investments for the from the Client in connection with the purchase or sale of investments for the Investment. Account, other than the fee referred to in Paragraph 6 hereof.

   10. NON-EXCLUSIVITY. Conning and its officers may act and continue to act as investment managers for others, and nothing in this Agreement will in any way be deemed to restrict Conning's right to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Client not specifically undertaken by Conning hereunder.

   11. BROKERAGE. Conning shall use its reasonable efforts to seek to execute Investment Account transactions at prices which are advantageous to the Client and at commission rates that are reasonable for the industry. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected by Conning who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Act of 1934) to Conning, on behalf of its clients and/or accounts over which it exercises investment discretion, including the account of the Client. Conning is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Client which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if Conning determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms o f either that particular transaction or the overall responsibilities which Conning has with respect to accounts over which it exercises investment discretion.

   12. EXPENSES OF INVESTMENT ACCOUNT. All expenses incurred in connection with investments of the Investment Account, including, without limitation, any brokerage commissions or fees in connection with the acquisition or disposition of investments of the Investment Account, interest on any borrowings if any, and taxes, shall be the responsibility of the Client. In addition, the Client shall reimburse Conning for reasonable incurred out-of-pocket expenses directly related to the provision of investment services specifically requested by the Client (such investment services as listed in Appendix A attached) under this agreement.

   13. LIMITATION OF LIABILITY: INDEMNIFICATION. Neither Conning nor any of its shareholders, officers, directors or employees shall be liable to the Client, or to the Board of Directors of the Client for (i) mistakes of judgment, mistakes of law or any act or omission suffered or taken by any such person, or for losses due to any such mistakes, act or omission (including, without limitation, any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Client), except to the extent such liability or losses result from the (A) willful misconduct, bad faith or negligence of such person or
(B) reckless disregard by Conning of its fiduciary obligations and duties under this Agreement; or (ii) the willful misconduct, negligence or bad faith of any independent representative, consultant, independent contractor, broker, agent or other person who is selected, engaged or retained by Conning on behalf of the Client in the performance of this Agreement or


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


in connection herewith, unless such person was in a negligent manner selected, engaged or retained by Conning This Agreement does not waive rights of the Client under the Investment Advisors Act of 1940, as amended, or other applicable federal and state securities laws and the lawful regulations in effect from time to time thereunder.

   14. NON-ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns Neither party thereto shall assign (as that term is defined under the Investment Advisors Act of 1940, as amended) its rights or obligations under this Agreement without the prior written consent of the other. This Agreement may be modified only by written amendment signed by both parties hereto.

   15. ACKNOWLEDGMENT OF DISCLOSURE. The Client acknowledges receipt from Conning of a copy of its Form ADV, Part II, at least forty-eight hours prior to entering into this Agreement.

   l6.   REGISTRATION AS INVESTMENT ADVISOR. Conning represents that it is a registered investment advisor under the Investment Advisors Act of 1940, as amended.

   17. CLIENT AUTHORIZATION. The Client represents and warrants that the appointment of Conning as investment manager-has been duly and properly authorized by the Client in compliance with its charter, by-laws and other documents relevant to such matters (the "Corporate Documents"). To the best of the Client's knowledge, the investment guidelines relating to the Investment Account do not violate any of the Corporate Documents or any legal or regulatory restriction applicable to the Client's investment portfolio.

   18. PRIOR PROPOSALS. This Agreement supersedes any prior agreement or understanding between the Client and Conning with respect to the Investment Account.

   19. RELIANCE ON INFORMATION. Conning shall be entitled to rely, without independent verification, on the accuracy and completeness of all information furnished to it by the Client in furtherance of this Agreement, and on all information obtained by Conning from third parties believed by Conning to be reliable.

   20. GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

   21. NOTICES. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as property given or made if delivered personally or mailed, postage prepaid or sent by overnight delivery or equivalent service or telecopy, or prepaid telegram addressed to the respective address of such party set forth on the execution page of this Agreement. All notices will be deemed effective upon receipt if delivered personally or sent by overnight delivery or equivalent service or telecopy or telegram and, if sent by regular mail, effective five business days after mailing. Any party hereto may.


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


change its address for giving of notices by like notice stating the new address to the other parties hereto.

   22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

   23. ATTORNEY FEES. In the event litigation is instituted for the enforcement of this Agreement, the party prevailing in such litigation shall be entitled to reasonable attorney's fee, in addition to other costs otherwise allowable in such proceeding.


                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK







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


                                    APPENDIX A




 Out-of Pocket Expenses Directly Related to the Provision of Investment Services

         1.   NAIC Interfacing and Valuation
         2.   Mortgage Backed Factor Processing and Pricing
         3.   Market Pricing of Assets
         4.   Federal Express Charges
         5. Travel and Lodging - effective with the fifth client visit in one calendar year.






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


                                  EXECUTION PAGE




A.   All notices are to be addressed:

     (i)    To the Client:

                           PAULA Insurance Company
                           Attn: James A. Nicholson
                           Senior Vice President
                           300 North Lake Avenue, Suite 300
                           Pasadena, CA 91101

    (ii)    To Conning:

                           Conning & Company
                           City Place II
                           185 Asylum Street
                           Hartford, CT 06103

B. Custodian:  See Exhibit 1

C. Effective Date:  March 1, 1995

D. EXECUTION

    PAULA INSURANCE COMPANY                    CONNING & COMPANY

    /s/ James A. Nicholson                     /s/ William C. Shenton
    ----------------------                     ----------------------
    James A. Nicholson                         William C. Shenton
    Senior Vice President                      Senior Vice President




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